Exhibit 10.18
Tennessee Valley Authority
Coal Supply & Origination
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801

CONTRACT SUPPLEMENT

TO:	Armstrong Coal Company	Supplement No.	11
	7701 Forsyth Boulevard - 10th Floor	Date	November 1, 2011
	St. Louis, Missouri 63105	Group-Contract No.	612-40668
		Plant	Various
		Name of Mine	Various
Attention: Mr. Martin Wilson
This confirms the November 1, 2011, agreement reached between TVA and Armstrong Coal Company (“Armstrong”) relative to freeze proofing deliveries under the subject contracts.
As agreed, the freeze proofing products that will be applied to TVA’s shipments will be FreeFlowFC-100 for body feed application and FreeFlowSR-300 for side car release application. Both products are manufactured by AKJ Industries, and will be applied to coal loaded for TVA’s fossil plants as follows:
1.	Unless TVA notifies Armstrong otherwise, anytime the low temperature at Armstrong’s loading facility or TVA’s unloading facility is below 30 degrees Fahrenheit, Armstrong will apply approximately 2 pints of FreeFlowFC-100 to each ton of coal being loaded into railcars at Armstrong’s facilities. A weather window of five days should be reviewed - at the loading facility and unloading point-to determine the low temperature. For holiday weekends, a weather window of seven days should be reviewed. The freeze conditioning agent may be increased, as the temperature falls below 20 degrees Fahrenheit, to up to 4 pints per ton of coal with the approval of TVA.

2.	The cost to TVA for applying FreeFlowFC-100 will be $2.00 per gallon or $0.50 per 2 pint application.

3.	The cost to TVA for applying the side care release application, FreeFlowSR-300, upon TVA’s request, will be $2.80 per gallon or $0.35 per 1 pint application.

4.	Armstrong will invoice separately for the cost of applying FreeFlowFC-100 and FreeFlowSR-300. Each invoice and all correspondence relating to the application of the freeze conditioning substance(s) should clearly reflect the Contract number, Traffic Control Number, and the cost of such treatment. Invoices for freeze conditioning should be sent to the attention of Connie Gazaway at Tennessee Valley Authority, 1101 Market Street, MR 2A, Chattanooga, Tennessee 37402-2801.

Please complete the acceptance below and return the copy of this Contract Supplement to this office. You should retain the original for your file.
TVA RESTRICTED INFORMATION

Accepted	Armstrong Coal Co.	TENNESSEE VALLEY AUTHORITY

Company

By	/s/ Martin D. Wilson	/s/ Connie S. Gazaway
	Signature	Connie S. Gazaway
Asset Management Specialist

President		/s/ [ILLEGIBLE]
Title		Manager of Coal Supply

11/15/11
Date
TVA RESTRICTED INFORMATION